EXHIBIT 4.01

EXECUTION VERSION

CONTINGENT VALUE RIGHTS AGREEMENT

by and between

ALLIANCEBERNSTEIN L.P.

and

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

Dated as of December 12, 2013

i

Annex A — Form of CVR Certificate

Note:	This table of contents shall not, for any purpose, be deemed to be a part of this CVR Agreement.

Reconciliation and tie between Trust Indenture Act of 1939 and Contingent Value Rights Agreement, dated as of December 12, 2013.

Trust Indenture Act Section	Agreement Section
Section 310(a)(1)	4.9
(a)(2)	4.9
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	4.9
(b)	4.8, 4.10
Section 311(a)	4.13
(b)	4.13
Section 312(a)	5.1, 5.2(a)
(b)	5.2(b)
(c)	5.2(c)
Section 313(a)	5.3(a)
(b)	5.3(a)
(c)	5.3(a)
(d)	5.3(b)
Section 314(a)	5.4
(b)	Not Applicable
(c)(1)	1.2(a)
(c)(2)	1.2(a)
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	1.2(b)
Section 315(a)	4.1(a), 4.1(b)
(b)	8.11
(c)	4.1(a)
(d)	4.1(c)
(d)(1)	4.1(a), 4.1(b)
(d)(2)	4.1(c)(ii)
(d)(3)	4.1(c)(iii)
(e)	8.12
Section 316(a)(last sentence)	1.1 (Definition of “Outstanding”)
(a)(1)(A)	8.9
(a)(1)(B)	8.10
(a)(2)	Not Applicable
(b)	8.7
Section 317(a)(1)	8.2
(a)(2)	8.2
(b)	7.3
Section 318(a)	1.7

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of this CVR Agreement.

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of December 12, 2013 (this “CVR Agreement”), by and between AllianceBernstein L.P., a Delaware limited partnership (the “Company”), and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “Securities” or “CVRs” and, each individually, a “Security” or a “CVR”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein.

W I T N E S S E T H:

WHEREAS, this CVR Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of August 15, 2013 (the “Merger Agreement”), by and among the Company, AllianceBernstein 2013 Merger Company, Inc. (“Merger Sub”) and W.P. Stewart & Co., Ltd. (“WPS”);

WHEREAS, pursuant to the Merger Agreement, Merger Sub shall merge with and into WPS (the “Merger”), with WPS being the surviving corporation in the Merger and becoming a wholly owned Subsidiary of the Company;

WHEREAS, the CVRs shall be issued in accordance with and pursuant to the terms of the Merger Agreement; and

WHEREAS, a registration statement on Form S-4 (No. 333-191155) with respect to the CVRs has been prepared and filed by the Company with the Commission (as defined below) and has become effective in accordance with the Securities Act of 1933, as amended.

NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated by the Merger Agreement, it is covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1        Definitions.  For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article 1 have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)            all accounting terms used herein and not expressly defined herein shall, except as otherwise noted, have the meanings assigned to such terms in accordance with applicable Accounting Standards, where “Accounting Standards” means generally accepted accounting principles in the United States of America at the time of any computation;

(c)            all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Merger Agreement;

(d)            all other terms used herein which are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the respective meanings assigned to them therein; and

(e)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision.

“Act” shall have the meaning set forth in Section 1.4 of this CVR Agreement.

“Acting Holders” means, at the time of determination, Holders of at least a majority of the Outstanding CVRs.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Annual AUM Report” shall have the meaning set forth in Section 7.6 of this CVR Agreement.

“Assets Under Management” means, without duplication, the assets under management (i) in the Mutual Fund (which shall be deemed to include (x) the assets under management in any Successor Mutual Fund except for the amount of assets under management of the fund into which the Mutual Fund is merged as of immediately prior to the effective time of such merger that remain assets of the Successor Mutual Fund immediately following the effective time of such merger, and (y) any growth in such invested assets or in other assets of the Successor Mutual Fund following such merger), (ii) in the Private Funds (which shall be deemed to include (x) the assets under management in any Successor Private Fund except for the amount of assets under management of the fund into which the applicable Private Fund is merged as of immediately prior to the effective time of such merger that remain assets of the Successor Private Fund immediately following the effective time of such merger, and (y) any growth in such invested assets or in other assets of the Successor Private Fund following such merger), and (iii) in any separately managed accounts to the extent advised or sub-advised by WPS Group (which shall be deemed to include all such accounts of WPS immediately prior to the Merger that continue under management by the Company or its subsidiaries following the Merger, and any assets in any other accounts to the extent managed by the Company or any of its subsidiaries through any member of the WPS Group following the Merger) other than assets in accounts serviced by the Global Wealth Management Group of the Company on a discretionary basis immediately prior to such accounts being advised or sub-advised by WPS Group (provided that any growth in such assets thereafter and new assets added to such accounts thereafter shall be included in Assets Under Management); provided, that, except as provided in each of (i) – (iii), any assets under management resulting from the investment of funds managed by the Company or any of its Affiliates other than WPS Group shall be excluded from Assets Under Management.

“AUM Milestone” means the first date, on or prior to the third anniversary of the date on which the Effective Time (as defined in the Merger Agreement) of the Merger occurs, on which any one or more of the following shall occur:  (i) Assets Under Management exceeds $5,000,000,000 (provided, that such date shall be either (x) the last day of a calendar month or (y) a Mid-Month Measuring Date), (ii) any merger or consolidation of WPS with or into any Person or any sale or disposition to any Person or Persons of all or substantially all of the common stock or assets of WPS in any transaction or series of transactions, unless in each case the Company or one or more of its Affiliates (or their ultimate parent company) would wholly own (other than any employee equity interests) the surviving or resulting company or substantially all of the assets used in the investment advisory business of WPS immediately thereafter (for the avoidance of doubt, not including any consolidation or merger, share exchange, reorganization, tender or exchange offer or any other business combination transaction involving the Company or any parent company of the Company), (iii) the discontinuation or cessation of all or substantially all of the business of WPS Group, (iv) any willful and material Breach of the Specified Conduct obligations set forth in Section 7.8 of this CVR Agreement, or (v) the occurrence of any Breach that materially and adversely impacts the ability to achieve the AUM Milestone.

“AUM Milestone Payment” means four dollars ($4.00) per CVR.

“AUM Milestone Payment Date” means, with respect to the AUM Milestone, the date that is twenty (20) Business Days following the date of the achievement of the AUM Milestone.

“AUM Record Date” shall have the meaning set forth in Section 3.1(c) of this CVR Agreement.

“AUM Statement” shall have the meaning set forth in Section 5.4 of this CVR Agreement.

“AXA” means AXA, a société anonyme organized under the laws of France, and its Affiliates (other than AllianceBernstein Holding L.P., the Company and the controlled Affiliates thereof).

“Board of Directors” means the Board of Directors of the General Partner of AllianceBernstein L.P. or any other body performing similar functions, or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Chairman of the Board of Directors, the Chief Executive Officer or the Corporate Secretary to the Board of Directors, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Breach” shall have the meaning set forth in Section 8.1 of this CVR Agreement.

“Breach Interest Rate” means a per annum rate equal to the prime rate of interest quoted by Bloomberg, or similar reputable data source, plus three percent (3%), calculated daily on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months or, if lower, the highest rate permitted under applicable Law.

“Business Day” means any day (other than a Saturday or a Sunday) on which banking institutions in The City of New York, New York are not authorized or obligated by Law or executive order to close and, if the CVRs are listed on a national securities exchange, electronic trading network or other suitable trading platform, such exchange, electronic network or other trading platform is open for trading on which the CVRs are primarily listed.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the common stock, par value $0.01 per share, of WPS.

“Company” means the Person named as the “Company” in the first paragraph of this CVR Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by the chairman of the Board of Directors, the Chief Executive Officer, a president or any vice president, or any other person duly authorized to act on behalf of the Company for such purpose or for any general purpose, and delivered to the Trustee.

“Competing Product” shall have the meaning set forth in Section 7.8 of this CVR Agreement.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at 6201 15th Avenue, Brooklyn, New York 11219.

“CVRs” shall have the meaning set forth in the Preamble of this CVR Agreement.

“CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

“CVR Certificate” means a certificate representing any of the CVRs; provided, that, notwithstanding anything in this CVR Agreement to the contrary, the CVRs may be issued in book-entry form and, if so issued, any reference herein to a “CVR Certificate” shall be deemed to include CVRs issued in book-entry form, to the extent applicable, and, notwithstanding anything in this CVR Agreement to the contrary, CVRs so issued shall be deemed authenticated upon valid delivery thereof by the Trustee to the depositary of the CVRs or its nominee; provided, further, that if a CVR is so issued in book-entry form, then where this CVR Agreement calls for presentment or surrender of any CVR Certificate, presentment or surrender of the beneficial interest of such CVR Certificate may be made in accordance with such depositary’s  or its nominee’s applicable procedures.

“CVR Shortfall” shall have the meaning set forth in Section 7.6(b) of this CVR Agreement.

“Diligent Efforts” means the efforts that a Person operating a business similar to the business of such Person would use in the reasonable exercise of discretion and good faith, as judged by the standards of the applicable business community, taking into consideration such Person’s own interests and financial and operating limitations; provided, however, that such efforts do not require such Person to incur a financial detriment in excess of what is, or spend in excess of what is, reasonable in relation to the benefit to be obtained by such Person from the transaction to which such efforts relate.  The performance by the Company of the Specified Conduct shall create a presumption that the Company has used Diligent Efforts to achieve the AUM Milestone.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Documents” shall have the meaning set forth in Section 5.4 of this CVR Agreement.

“Final AUM Report” shall have the meaning set forth in Section 7.6 of this CVR Agreement.

“Governmental Entity” means any domestic (federal or state), or foreign court, commission, governmental body, regulatory or administrative agency or other political subdivision thereof.

“Holder” means a Person in whose name a Security is registered in the Security Register.

“Independent Accountant” shall have the meaning set forth in Section 7.6(a) of this CVR Agreement.

“Initial CVR Securities” means the aggregate amount of Securities issued pursuant to the terms of the Merger Agreement.

“Law” means any foreign, federal, state, local or municipal laws, rules, judgments, orders, regulations, statutes, ordinances, codes, decisions, injunctions, decrees, international treaties and conventions or requirements of any Governmental Entity.

“Merger” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Merger Agreement” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Merger Sub” shall have the meaning set forth in the Recitals of this CVR Agreement.

“Mid-Month Measuring Date” shall have the meaning set forth in Section 7.11 of this CVR Agreement.

“Month-End Triggering Date” shall have the meaning set forth in Section 7.11 of this CVR Agreement.

“Mutual Fund” means W.P. Stewart & Co. Growth Fund and any other open-end investment company, closed-end investment company, unit investment trust or business development company registered or required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, that is advised or sub-advised by WPS Group.

“Officer’s Certificate” when used with respect to the Company means a certificate signed by the Chief Executive Officer, a president or any vice president, the Chief Financial Officer or any other person duly authorized to act on behalf of the Company for such purpose or for any general purpose.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company.

“Outstanding” when used with respect to Securities (“Outstanding Securities”) means, as of the date of determination, all Securities theretofore authenticated and delivered under this CVR Agreement, except: (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation and (b) Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this CVR Agreement, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company, provided, however, that in determining whether the Holders of the requisite Outstanding Securities have given any request, demand, authorization, direction, consent, waiver or other action hereunder, Securities owned by the Company or any of its Affiliates, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such request, demand, authorization, direction, consent, waiver or other action, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded (but the Trustee need not confirm or investigate the accuracy of mathematical calculations or other facts stated in such request, demand, authorization, direction, consent, waiver or other action).

“Party” shall mean the Trustee, the Company and/or Holder(s), as applicable.

“Paying Agent” means any Person authorized by the Company to pay the amount determined pursuant to Section 3.1, if any, on any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, jointstock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

“Private Fund” means any pooled investment vehicle, other than the Mutual Fund, that is sponsored or controlled by WPS or any of its subsidiaries or for which WPS or any of its subsidiaries acted as investment adviser, sub-adviser, general partner, managing member or manager, in each case, prior to the Merger, as well as each pooled investment vehicle, other than the Mutual Fund or any Successor Mutual Fund, for which WPS Group is the adviser, sub-adviser, general partner, managing member or manager following the Merger.

“Responsible Officer” when used with respect to the Trustee means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Securities” shall have the meaning set forth in the Preamble of this CVR Agreement.

“Security Register” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Security Registrar” shall have the meaning set forth in Section 3.5(a) of this CVR Agreement.

“Shortfall Interest Rate” means a per annum rate equal to the prime rate of interest quoted by Bloomberg, or similar reputable data source, plus two percent (2%), calculated daily on the basis of a three hundred sixty (360) day year consisting of twelve (12) thirty (30) day months or, if lower, the highest rate permitted under applicable Law.

“Specified Conduct” shall have the meaning set forth in Section 7.8 of this CVR Agreement.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of shares of Voting Securities is at the time owned or controlled, directly or indirectly, by: (a) such Person; (b) such Person and one or more Subsidiaries of such Person; or (c) one or more Subsidiaries of such Person.

“Successor Mutual Fund” means any open-end investment company, closed-end investment company, unit investment trust or business development company registered or required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, into which the Mutual Fund is merged and for which the Company or any of its Subsidiaries acts as investment adviser, sub-adviser, sponsor or manager.

“Successor Private Fund” means any pooled investment vehicle other than any Mutual Fund or Successor Mutual Fund into which any Private Fund is merged.

“Tax” means any federal, state, local or foreign income, profits, gross receipts, license, payroll, employment, severance, stamp, occupation, premium, windfall profits, environmental, customs duty, capital stock, franchise, sales, social security, unemployment, disability, use, property, withholding, excise, transfer, registration, production, value added, alternative minimum, occupancy, estimated or any other tax of any kind whatsoever, together with any interest, penalty or addition thereto, imposed by any Governmental Entity responsible for the imposition of any such tax, whether disputed or not.

“Tax Return” means any return, report, declaration, claim or other statement (including attached schedules) relating to Taxes.

“Termination Date” means the earlier of (a) the third anniversary of the date on which the Effective Time of the Merger occurs and (b) ten (10) days after the date on which the Holders are paid the AUM Milestone Payment by the Trustee or the Paying Agent, as applicable.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this CVR Agreement, until a successor Trustee shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Trustee” shall mean such successor Trustee.

“Voting Securities” means securities or other interests, including general or limited partnership interests, having voting power, or the right, to elect or appoint a majority of the directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency.

“WPS” shall have the meaning set forth in the Recitals of this CVR Agreement.

“WPS Group” means, without duplication, (i) WPS and its subsidiaries and (ii) to the extent providing services to the Company or any of its Affiliates (including WPS and its subsidiaries), whether as employee, consultant or independent contractor, the investment professionals who provided investment advisory services on behalf of WPS or any of its subsidiaries immediately prior to the consummation of the Merger, and (iii) employees, consultants and independent contractors of the Company or any of its Affiliates (including WPS and its subsidiaries) who continue WPS’s investment business as was in effect immediately prior to the consummation of the Merger (i.e., new hires in connection with the growth of the WPS business or to replace employees who have or have been terminated), as determined in the Company’s reasonable discretion.

SECTION 1.2        Compliance and Opinions.

(a)                 Upon any application or request by the Company to the Trustee to take any action under any provision of this CVR Agreement, the Company shall furnish to the Trustee an Officers’ Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this CVR Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

(b)                Every certificate or opinion with respect to compliance with a condition or covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

SECTION 1.3        Form of Documents Delivered to Trustee.

(a)                In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

(b)                Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel.  Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company.

(c)                 Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company.  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

(d)                 Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

SECTION 1.4        Acts of Holders.

(a)                Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.  The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement, which date shall be no greater than ninety (90) days and no less than ten (10) days prior to the date of such vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement.  If not previously set by the Company, (i) the record date for determining the Holders entitled to vote at a meeting of the Holders shall be the date preceding the date notice of such meeting is mailed to the Holders, or if notice is not given, on the day next preceding the day such meeting is held, and (ii) the record date for determining the Holders entitled to consent to any action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company.  If a record date is fixed, those Persons who were Holders of Securities at such record date (or their duly designated proxies), and only those Persons, shall be entitled to take such action by vote or consent or, except with respect to clause (d) below, to revoke any vote or consent previously given, whether or not such Persons continue to be Holders after such record date.  No such vote or consent shall be valid or effective for more than one hundred twenty (120) days after such record date.

(b)                The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

(c)                The ownership of Securities shall be proved by the Security Register.  Neither the Company nor the Trustee nor any Agent of the Company or the Trustee shall be affected by any notice to the contrary.

(d)                At any time prior to (but not after) the evidencing to the Trustee, as provided in this Section 1.4, of the taking of any action by the Holders of the Securities specified in this CVR Agreement in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such Security.  Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 1.5        Notices, etc., to Trustee and Company.  Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with:

(a)                 the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Trustee at its Corporate Trust Office; or

(b)                the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at AllianceBernstein L.P., 1345 Avenue of the Americas, New York, NY 10105, Attention: Laurence E. Cranch, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6        Notice to Holders; Waiver.

(a)                 Where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b)                 In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

SECTION 1.7        Conflict with Trust Indenture Act.  If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this CVR Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

SECTION 1.8        Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.9         Benefits of Agreement.  Nothing in this CVR Agreement or in the Securities, express or implied, shall give to any Person (other than the Parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained, all such covenants and provisions being for sole benefit of the Parties hereto and their successors, any Paying Agent and of the Holders.

SECTION 1.10      Governing Law.  THIS CVR AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS CVR AGREEMENT) OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  EACH OF THE COMPANY, THE TRUSTEE AND EACH OF THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR AGREEMENT OR AS AN INDUCEMENT TO ENTER INTO THIS CVR AGREEMENT), OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.  EACH OF THE COMPANY AND THE TRUSTEE AGREES THAT PROCESS MAY BE SERVED UPON THEM IN ANY MANNER AUTHORIZED BY THE LAWS OF THE STATE OF NEW YORK FOR SUCH PERSONS.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, COUNTERCLAIM OR OTHERWISE, IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS CVR AGREEMENT (A) THE DEFENSE OF SOVEREIGN IMMUNITY, (B) ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS FOR ANY REASON OTHER THAN THE FAILURE TO SERVE PROCESS IN ACCORDANCE WITH THIS SECTION 1.10, (C) THAT IT OR ITS PROPERTY IS EXEMPT OR IMMUNE FROM JURISDICTION OF ANY SUCH COURT OR FROM ANY LEGAL PROCESS COMMENCED IN SUCH COURTS (WHETHER THROUGH SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE), AND (D) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW THAT (I) THE SUIT, ACTION OR PROCEEDING IN SUCH COURT IS BROUGHT IN AN INCONVENIENT FORUM, (II) THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER AND (III) THIS CVR AGREEMENT, OR THE SUBJECT MATTER HEREOF, MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

SECTION 1.11     Legal Holidays.  In the event that the AUM Milestone Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement or the Securities to the contrary) payment on the Securities need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on such Payment Date.

SECTION 1.12     Separability Clause.  In the event any provision in this CVR Agreement or in the CVRs shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.13      No Recourse Against Others.  No director, officer or employee, as such, of the Company or an Affiliate of the Company or the Trustee shall have any liability for any obligations of the Company or the Trustee under the Securities or this CVR Agreement or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

SECTION 1.14     Counterparts.  This CVR Agreement shall be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement.

SECTION 1.15     Acceptance of Trust.  American Stock Transfer & Trust Company, LLC, the Trustee named herein, hereby accepts the trusts in this CVR Agreement declared and provided, upon the terms and conditions set forth herein.

SECTION 1.16      Termination.  This CVR Agreement shall terminate and be of no further force or effect, and the parties hereto shall have no liability hereunder, at 11:59 p.m., New York City time, on the Termination Date; provided, that if the AUM Milestone has been achieved prior to the Termination Date, but the AUM Milestone Payment has not been paid on or prior to the Termination Date, this CVR Agreement shall not terminate until such AUM Milestone Payment has been paid in full in accordance with the terms of the CVR Agreement; provided, further, that the obligations of the Parties to this CVR Agreement set forth in Articles 1 and 8 and Section 4.7 shall survive termination of this CVR Agreement in accordance with its terms, and the obligations of the Parties to this CVR Agreement set forth in Sections 7.1 and 7.6 shall survive termination of this CVR Agreement for a period of forty-five (45) Business Days following the delivery of the Final AUM Report to the Holders; and provided, further, that no termination of this CVR Agreement shall be deemed to affect the rights of the parties set forth in Article 8 of this CVR Agreement to bring suit in the case of a Breach occurring prior to such Termination Date.

ARTICLE 2

SECURITY FORMS

SECTION 2.1        Forms Generally.

(a)                 The Securities and the Trustee’s certificate of authentication shall be in the forms set forth in Annex A, attached hereto and incorporated herein by this reference, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this CVR Agreement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may be required by Law or any rule or regulation pursuant thereto, all as may be determined by the officers executing such Securities, as evidenced by their execution of the Securities.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

(b)                The definitive Securities shall be typewritten, printed, lithographed or engraved on steel engraved borders or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

ARTICLE 3

THE SECURITIES

SECTION 3.1         Title and Payment Terms.

(a)                 The aggregate number of CVRs in respect of which CVR Certificates may be authenticated and delivered under this CVR Agreement is limited to a number equal to 4,902,778, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 3.4, 3.5, 3.6 or 6.6.

(b)                The Securities shall be known and designated as the “Contingent Value Rights” of the Company.

(c)                  On the AUM Milestone Payment Date, the Company shall pay to the Trustee, by wire transfer to the account designated by the Trustee on the date hereof, an amount equal to the product of (i) the AUM Milestone Payment due on such AUM Milestone Payment Date multiplied by (ii) the number of Securities Outstanding, and the Trustee shall promptly (but in any event within two (2) Business Days) pay to each Holder of record of the Securities as of the close of business in New York City, three (3) Business Days prior to such AUM Milestone Payment Date (an “AUM Record Date”) an amount equal to the product of (i) such AUM Milestone Payment multiplied by (ii) the number of Securities held by such Holder as of such AUM Record Date.  Notwithstanding the foregoing, in no event shall the Company be required to pay the AUM Milestone Payment with respect to any CVR more than once, and the Company shall not be required to pay the AUM Milestone Payment if the AUM Milestone occurs after the Termination Date.

(d)                The Holders of the CVR Certificates, by acceptance thereof, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the Securities.

(e)                  Other than in the case of interest on amounts due and payable after the occurrence of a Breach or with respect to any CVR Shortfall, no interest or dividends shall accrue on any amounts payable in respect of the CVRs.

(f)                   Except to the extent otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, the Parties hereto shall determine the portion of any AUM Milestone Payment required to be treated as interest for U.S. federal income tax purposes pursuant to Section 483 of the Code and the Treasury Regulations promulgated thereunder.

(g)                The Holder of any CVR or CVR Certificate is not, and shall not, by virtue thereof, be entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company, in any constituent company to the Merger or in any of such companies’ Affiliates or other Subsidiaries, either at Law or in equity, and the rights of the Holders are limited to those contractual rights expressed in this CVR Agreement.

(h)                   In the event that all of the CVR Certificates not previously cancelled shall have become due and payable pursuant to the terms hereof, all disputes with respect to amounts payable to the Holders brought pursuant to the terms and conditions of this CVR Agreement have been resolved, and the Company has paid or caused to be paid or deposited with the Trustee all amounts payable to the Holders under this CVR Agreement, then this CVR Agreement shall cease to be of further effect and shall be deemed satisfied and discharged.  Notwithstanding the satisfaction and discharge of this CVR Agreement, the obligations of the Company under Section 4.7(c) shall survive.

SECTION 3.2        Registrable Form.  The Securities shall be issuable only in registered form.

SECTION 3.3        Execution, Authentication, Delivery and Dating.

(a)                  The Securities shall be executed on behalf of the Company by its Chief Executive Officer or any other person duly authorized to act on behalf of the Company for such purpose or any general purpose, but need not be attested.  The signature of any of these persons on the Securities may be manual or facsimile.

(b)                 Securities bearing the manual or facsimile signatures of individuals who were, at the time of execution, the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

(c)                  At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee, in accordance with such Company Order, shall authenticate and deliver such Securities as provided in this CVR Agreement and not otherwise.

(d)                 Each Security shall be dated the date of its authentication.

(e)                 No Security shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee, by manual or facsimile signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this CVR Agreement.

SECTION 3.4        Temporary Securities.

(a)                 Pending the preparation of definitive Securities, the Company may execute, and upon Company Order, the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine with the concurrence of the Trustee.  Temporary Securities may contain such reference to any provisions of this CVR Agreement as may be appropriate.  Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

(b)                  If temporary Securities are issued, the Company shall cause definitive Securities to be prepared without unreasonable condition or delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 7.2, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like amount of definitive Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this CVR Agreement as definitive Securities.

SECTION 3.5        Registration, Registration of Transfer and Exchange.

(a)                 The Company shall cause to be kept at the office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  Notwithstanding anything herein to the contrary, no Securities shall be transferred on the Security Register following the AUM Record Date.

(b)                 Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 7.2, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new CVR Certificates representing the same aggregate number of CVRs represented by the CVR Certificate so surrendered that are to be transferred and the Company shall execute and the Trustee shall authenticate and deliver, in the name of the transferor, one or more new CVR Certificates representing the aggregate number of CVRs represented by such CVR Certificate that are not to be transferred.

(c)                 At the option of the Holder, CVR Certificates may be exchanged for other CVR Certificates that represent in the aggregate the same number of CVRs as the CVR Certificates surrendered at such office or agency.  Whenever any CVR Certificates are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the CVR Certificates which the Holder making the exchange is entitled to receive.  If the CVRs are issued in book-entry form and any beneficial owner of book-entry CVRs notifies the Company that it requests to take delivery thereof in the form of a physical CVR Certificate, then upon presentment of such information as the Company shall reasonably request in order to verify the identity of such beneficial owner, the Company shall issue and the Trustee shall authenticate, all in accordance with Section 3.3, a CVR Certificate in respect of the beneficial interest so requested to be delivered, and the Trustee shall cause the number of CVRs in book-entry form to be reduced accordingly in accordance with Section 3.9 hereof.

(d)                 All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same rights, and entitled to the same benefits under this CVR Agreement, as the Securities surrendered upon such registration of transfer or exchange.

(e)                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

(f)                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar tax or other similar governmental charge payable in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 3.6 or 6.6 not involving any transfer.

SECTION 3.6         Mutilated, Destroyed, Lost and Stolen Securities.

(a)                 If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their reasonable satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee an affidavit of loss in respect of such Security and an indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon delivery of a Company Order, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new CVR Certificate of like tenor and amount of CVRs, bearing a number not contemporaneously outstanding.

(b)                 In case any such mutilated, destroyed, lost or stolen Security has become or is to become finally due and payable within fifteen (15) days, the Company in its discretion may, instead of issuing a new CVR Certificate, pay to the Holder of such Security on the applicable Payment Date, as the case may be, all amounts due and payable with respect thereto.

(c)                 The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7        Payments with Respect to CVR Certificates.  Payment of any amounts pursuant to the CVRs shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts.  The Company may, at its option, pay such amounts by wire transfer or check payable in such money.

SECTION 3.8        Persons Deemed Owners.  Prior to the time of due presentment for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

SECTION 3.9        Cancellation.  All Securities surrendered for payment, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it.  The Company shall promptly deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company has acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 3.9, except as expressly permitted by this CVR Agreement.  All cancelled Securities held by the Trustee shall be destroyed and a certificate of destruction shall be issued by the Trustee to the Company, unless otherwise directed by a Company Order.

SECTION 3.10     CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Securities, and any such notice shall not be affected by any defect in or omission of such numbers.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 4

THE TRUSTEE

SECTION 4.1        Certain Duties and Responsibilities.

(a)                  With respect to the Holders, the Trustee, prior to the occurrence of a Breach (as defined in Section 8.1) with respect to the Securities and after the curing or waiving of all Breaches which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Trustee.  In case a Breach with respect to the Securities has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this CVR Agreement, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(b)                In the absence of bad faith, gross negligence or willful misconduct on its part, prior to the occurrence of a Breach and after the curing or waiving of all such Breaches which may have occurred, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement.

(c)                  No provision of this CVR Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own willful breach of this Agreement, its own negligent failure to act, or its own willful misconduct, except that (i) this Subsection (c) shall not be construed to limit the effect of Subsections (a) and (b) of this Section 4.1; (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and (iii) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 8.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this CVR Agreement.

(d)                Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 4.1.

SECTION 4.2        Certain Rights of Trustee.  Subject to the provisions of Section 4.1, including, without limitation, the duty of care that the Trustee is required to exercise upon the occurrence of a Breach:

(a)            the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties hereunder and the Trustee need not investigate any fact or matter stated in the document;

(b)            any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon;

(c)            whenever in the administration of this CVR Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate and the Trustee shall not be liable for any action it takes or omits to take in good faith reliance thereon or an Opinion of Counsel;

(d)            the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)            the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this CVR Agreement at the request or direction of any of the Holders pursuant to this CVR Agreement, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)             the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, as necessary for such inquiry or investigation;

(g)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)            the Trustee shall not be liable for any action taken, suffered or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this CVR Agreement;

(i)              the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Paying Agent, the Security Registrar, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(j)              in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

(k)            certain of the Trustee’s duties hereunder may be performed by the Paying Agent or Security Registrar.

SECTION 4.3        Notice of Breach.  If a breach occurs hereunder with respect to the Securities, the Trustee shall give the Holders notice of any such breach actually known to it as and to the extent applicable and provided by the Trust Indenture Act; provided, however, that in the case of any breach of the character specified in Section 8.1(b) with respect to the Securities, no notice to Holders shall be given until at least thirty (30) days after the occurrence thereof.  For the purpose of this Section 4.3, the term “breach” means any event that is, or after notice or lapse of time or both would become, a Breach with respect to the Securities.

SECTION 4.4        Not Responsible for Recitals or Issuance of Securities.  The Trustee shall not be accountable for the Company’s use of the Securities.  The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this CVR Agreement or of the Securities.

SECTION 4.5        May Hold Securities.  The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, and, subject to Sections 4.8 and 4.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

SECTION 4.6        Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by Law.  The Trustee shall be under no liability for interest on any money received by it hereunder, except as otherwise agreed by the Trustee in writing with the Company.

SECTION 4.7        Compensation and Reimbursement.  The Company agrees:

(a)            to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Trustee shall agree from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust);

(b)            except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee’s negligence, bad faith or willful misconduct; and

(c)            to indemnify the Trustee and each of its agents, officers, directors and employees for, and to hold it harmless against, any loss, liability or expense (including attorneys fees and expenses) incurred without negligence or bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The Company’s payment obligations pursuant to this Section 4.7 shall survive the termination of this CVR Agreement.  When the Trustee incurs expenses after the occurrence of a Breach specified in Section 8.1(c) or 8.1(d) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy Laws.

SECTION 4.8        Disqualification; Conflicting Interests.

(a)                 If applicable, to the extent that the Trustee or the Company determines that the Trustee has a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall immediately notify the Company of such conflict and, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this CVR Agreement.  The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement.

(b)                 In the event the Trustee shall fail to comply with the foregoing Subsection 4.8(a), the Trustee shall, within ten (10) days of the expiration of such ninety (90) day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in the Trust Indenture Act and this CVR Agreement.

(c)                 In the event the Trustee shall fail to comply with the foregoing Subsection 4.8(a) after written request therefor by the Company or any Holder, any Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

SECTION 4.9        Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder which satisfies the applicable requirements of Sections 310(a)(1) and (5) of the Trust Indenture Act and has a combined capital and surplus of at least fifty million dollars ($50,000,000).  If such corporation publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4.

SECTION 4.10     Resignation and Removal; Appointment of Successor.

(a)                 No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article 4 shall become effective until the acceptance of appointment by the successor Trustee under Section 4.11.

(b)                The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice thereof to the Company.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                 The Trustee may be removed at any time by a demand in writing by the Holders of at least a majority of the Outstanding CVRs delivered to the Trustee and to the Company.

(d)                 If at any time:

(i)             the Trustee shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six (6) months; or

(ii)            the Trustee shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii)            the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company, by a Board Resolution or action of the Chief Executive Officer, may remove the Trustee, or (B) the Holder of any Security who has been a bona fide Holder of a Security for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(e)                 If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution and/or action of the Chief Executive Officer, shall promptly appoint a successor Trustee.  If, within one (1) year after any removal by the Holders of at least a majority of the Outstanding CVRs, a successor Trustee shall be appointed by act of the Holders of at least a majority of the Outstanding CVRs delivered to the Company and the retiring Trustee the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment within sixty (60) days after the retiring Trustee tenders its resignation or is removed, the retiring Trustee may, or, the Holder of any Security who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                  The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.  If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Trustee, it shall not be a breach hereunder but the successor Trustee shall cause the notice to be mailed at the expense of the Company.

SECTION 4.11     Acceptance of Appointment of Successor.

(a)                 Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, upon request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

(b)                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 4.

SECTION 4.12     Merger, Conversion, Consolidation or Succession to Business.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, by sale or otherwise shall be the successor of the Trustee hereunder; provided, such corporation shall be otherwise qualified and eligible under this Article 4, without the execution or filing of any paper or any further act on the part of any of the Parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion, sale or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and such certificate shall have the full force which it is anywhere in the Securities or in this CVR Agreement provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

SECTION 4.13     Preferential Collection of Claims Against Company.  If and when the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor upon the Securities), excluding any creditor relationship set forth in Section 311(b) of the Trust Indenture Act, if applicable, the Trustee shall be subject to the applicable provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE 5

HOLDERS’ LISTS AND REPORTS BY THE TRUSTEE AND COMPANY

SECTION 5.1        Company to Furnish Trustee with Names and Addresses of Holders.  The Company shall furnish or cause to be furnished to the Trustee (a) promptly after the issuance of the Securities, and semi-annually thereafter, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a recent date, and (b) at such times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of a date not more than fifteen (15) days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

SECTION 5.2        Preservation of Information; Communications to Holders.

(a)                  The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders contained in the most recent list furnished to the Trustee as provided in Section 5.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list furnished to it as provided in Section 5.1 upon receipt of a new list so furnished.

(b)                 The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Trustee shall be as provided by Section 312(b)(2) of the Trust Indenture Act, if applicable.

(c)                 Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be deemed to be in violation of Law or held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders made pursuant to the Trust Indenture Act (if applicable) regardless of the source from which such information was derived.

SECTION 5.3        Reports by Trustee.

(a)                 Within sixty (60) days after December 31 of each year commencing with the December 31 following the date of this CVR Agreement, the Trustee shall transmit to all Holders such reports concerning the Trustee and its actions under this CVR Agreement as may be required pursuant to the Trust Indenture Act to the extent and in the manner provided pursuant thereto.  The Trustee shall also comply with Section 313(b)(2) of the Trust Indenture Act, if applicable.  The Trustee shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act, if applicable.

(b)                A copy of each such report shall, at the time of such transmission to the Holders, be filed by the Trustee with each stock exchange, if any, upon which the Securities are listed, with the Commission and also with the Company.  The Company shall promptly notify the Trustee if the Securities are listed on any stock exchange.

SECTION 5.4        Reports by Company.  The Company shall: (a) file with the Trustee, and, solely with respect to clause (ii) below, mail or cause to be mailed to each of the Holders at their addresses shown on the Security Register, and solely with respect to clauses (iv) and (v) below, include in a Current Report on Form 8-K filed by the Company with the Commission, (i) within fifteen (15) days after the Company files or furnishes the same with the Commission, copies of the annual reports filed on Form 10-K and quarterly reports filed on Form 10-Q and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company is required to file with or furnish to the Commission, pursuant to Section 13 or Section 15(d) of the Exchange Act (such annual reports and required information, documents and other reports, together the “Exchange Act Documents”), (ii) if the Company is not required to file Exchange Act Documents with or to the Commission, within forty-five (45) days after each calendar quarter (other than the last quarter of each calendar year), quarterly financial information and, within ninety (90) days after each calendar year, annual financial information, in each case calculated in accordance with Accounting Standards applied consistently with the application of such standards in either the Company’s prior quarterly earnings reports on Form 10-Q and annual reports on Form 10-K, as applicable, or in the Company’s prior reported financial statements filed or furnished in its home jurisdiction, (iii) copies of any quarterly financial information or earnings reports made public by the Company or made available on the Company’s website, within fifteen (15) days after such information or reports are furnished or otherwise made public or available, (iv) within fifty (50) days after the end of each calendar quarter, a statement (the “AUM Statement”) setting forth the Assets Under Management as of the end of such calendar quarter and an assertion by management of the Company as to whether the AUM Milestone has occurred during such calendar quarter, and (v) within four (4) Business Days after the occurrence of the AUM Milestone, a notice setting forth the occurrence of the AUM Milestone, the amount of the payment payable in connection with such AUM Milestone and the AUM Milestone Payment Date; (b) file with the Trustee such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this CVR Agreement as may be required from time to time by the rules and regulations of the Commission; and (c) make available to the Holders on the Company’s website as of an even date with the filing of such materials with the Trustee, the information, documents and reports required to be filed by the Company pursuant to Subsections (a) or (b) of this Section 5.4 or pursuant to Section 7.9.

ARTICLE 6

AMENDMENTS

SECTION 6.1        Amendments without Consent of Holders.  Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more amendments hereto or to the Securities, for any of the following purposes:

(a)            to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities any property or assets;

(b)            to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(c)            to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and/or the Chief Executive Officer of the Company and the Trustee shall consider to be and shall be for the protection of the Holders of Securities;

(d)            to cure any ambiguity, or to correct or supplement any provision herein or in the Securities which may be defective or inconsistent with any other provision herein; provided, that such amendment shall not adversely affect the interests of the Holders;

(e)            to make any amendments or changes necessary to comply or maintain compliance with the Trust Indenture Act, if applicable; or

(f)             to make any change that does not adversely affect the interests of the Holders.

Promptly following any amendment of this CVR Agreement or the Securities in accordance with this Section 6.1, the Trustee shall notify the Holders of the Securities of such amendment; provided that any failure so to notify the Holders shall not affect the validity of such amendment.

SECTION 6.2        Amendments with Consent of Holders.  With the consent of the Holders of at least a majority of the Outstanding CVRs, by Act of said Holders delivered to the Company and the Trustee (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Securities), the Company and the Trustee may enter into one or more amendments hereto or to the Securities for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or to the Securities or of modifying in any manner the rights of the Holders under this CVR Agreement or to the Securities; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)            modify in a manner adverse to the Holders (i) any provision contained herein with respect to the termination of this CVR Agreement or the Securities, (ii) the time for payment and amount of the AUM Milestone Payment, or otherwise extend the time for payment of the Securities or reduce the amounts payable in respect of the Securities or modify any other payment term or payment date;

(b)            reduce the number of CVRs, the consent of whose Holders is required for any such amendment; or

(c)            modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the Holder of each Security affected thereby.

SECTION 6.3        Execution of Amendments.  In executing any amendment permitted by this Article 6, the Trustee (subject to Section 4.1) shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this CVR Agreement.  The Trustee shall execute any amendment authorized pursuant to this Article 6 if the amendment does not adversely affect the Trustee’s own rights, duties or immunities under this CVR Agreement or otherwise.  Otherwise, the Trustee may, but need not, execute such amendment.

SECTION 6.4        Effect of Amendments; Notice to Holders.

(a)                  Upon the execution of any amendment under this Article 6, this CVR Agreement and the Securities shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement and the Securities for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

(b)                Promptly after the execution by the Company and the Trustee of any amendment pursuant to the provisions of this Article 6, the Company shall mail a notice thereof by first-class mail to the Holders of Securities at their addresses as they shall appear on the Security Register, setting forth in general terms the substance of such amendment.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment.

SECTION 6.5        Conformity with Trust Indenture Act.  Every amendment executed pursuant to this Article 6 shall conform to the applicable requirements of the Trust Indenture Act, if any.

SECTION 6.6        Reference in Securities to Amendments.  If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  Securities authenticated and delivered after the execution of any amendment pursuant to this Article 6 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee on the one hand and the Board of Directors and/or the Chief Executive Officer on the other hand, to any such amendment may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

ARTICLE 7

COVENANTS

SECTION 7.1        Payment of Amounts, if any, to Holders.   The Company and, upon receipt of such amounts from the Company, the Trustee and the Paying Agent, as applicable, shall duly and punctually pay the amounts, if any, on the Securities in accordance with the terms of the Securities and this CVR Agreement.  Such amounts shall be considered paid on the AUM Milestone Payment Date if on such date the Trustee or the Paying Agent (if the Paying Agent is a Person other than the Company or an Affiliate (other than AXA) of the Company), as applicable, holds in accordance with this CVR Agreement money sufficient to pay all such amounts then due.  Notwithstanding any other provision of this CVR Agreement, the Company or any of its Affiliates (including WPS, as applicable), the Trustee or the Paying Agent, shall be entitled to deduct and withhold, or cause to be deducted and withheld, from any amounts payable or otherwise deliverable pursuant to this CVR Agreement to any Holder such amounts as are required to be deducted and withheld therefrom under the United States Internal Revenue Code of 1986, as amended, or the Treasury Regulations thereunder or any other Tax Law.  Amounts withheld in compliance with such withholding requirements shall, for purposes of this CVR Agreement, be treated as paid to the Holder with respect to which such withholding was made.  The consent of a Holder shall not be required for any such withholding.

SECTION 7.2        Maintenance of Office or Agency.

(a)                 As long as any of the Securities remain Outstanding, the Company shall maintain in the Borough of Manhattan, The City of New York an office or agency (i) where Securities may be presented or surrendered for payment, (ii) where Securities may be surrendered for registration of transfer or exchange and (iii) where notices and demands to or upon the Company in respect of the Securities and this CVR Agreement may be served.  The office or agency of the Trustee at 6201 15th Avenue, Brooklyn, New York 11219 shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company or any of its Subsidiaries may act as Paying Agent, registrar or transfer agent; provided, that such Person shall take appropriate actions to avoid the commingling of funds.  The Company shall give prompt written notice to the Trustee of any change in the location of any such office or agency.  If at any time the Company shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

(b)                 The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes.  The Company shall give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

SECTION 7.3        Money for Security Payments to Be Held in Trust.

(a)                  If the Company or any of its Affiliates (other than AXA) shall at any time act as the Paying Agent, it shall, on or before the AUM Milestone Payment Date, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the Securities until such sums shall be paid to the Holders as herein provided, and shall promptly notify the Trustee of any failure of the Company to make payment on the Securities.

(b)                Whenever the Company shall have one or more Paying Agents for the Securities, it shall, on or before the AUM Milestone Payment Date deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due; such sum to be held in trust for the benefit of the Persons entitled to such amount, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

(c)                 The Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.3, that (i) such Paying Agent shall hold all sums held by it for the payment of any amount payable on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall notify the Trustee of the sums so held and (ii) that it shall give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment on the Securities when the same shall be due and payable.

(d)                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment on any Security and remaining unclaimed for one (1) year after the Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease.

SECTION 7.4        Certain Purchases and Sales.  Nothing contained herein shall prohibit the Company or any of its Subsidiaries from acquiring in open market transactions, private transactions or otherwise, any Securities.

SECTION 7.5        Books and Records.  The Company shall keep, and shall cause its Subsidiaries to keep, true, complete and accurate records in sufficient detail to enable the amounts payable under this CVR Agreement to be determined by the Holders and their consultants or professional advisors.

SECTION 7.6       AUM Review Procedures.

(a)                  Until the AUM Milestone Payment has been paid, prior to February 9 of each year during the term of this Agreement, the Company shall provide an independent certified public accounting firm of nationally recognized standing selected by the Board of Directors (the “Independent Accountant”) with access during normal business hours to such of the records of the Company as may be reasonably necessary to verify (i) the accuracy of the statements set forth in the AUM Statements for the immediately preceding calendar year and the figures underlying the calculations set forth therein and (ii) the accuracy of management’s assertion as to whether the AUM Milestone had been achieved at any time during the immediately preceding calendar year.  The fees charged by such accounting firm shall be paid by the Company.  The Company shall cause the Independent Accountant to disclose in writing to the Trustee within ninety (90) days after the applicable calendar year end that it has verified the accuracy of management’s assertion as to whether the AUM Milestone has been achieved at any time during the preceding calendar year or concluded that such assertion is incorrect (such disclosure, the “Annual AUM Report”).  If the AUM Milestone Payment has not been paid prior to the three year anniversary of the Effective Time, then no later than ten (10) Business Days after the three year anniversary of the Effective Time, the Company shall provide the Independent Accountant with access during normal business hours to such of the records of the Company as may be reasonably necessary to verify (i) the accuracy of the statements set forth in the AUM Statements and the figures underlying the calculations set forth therein and (ii) the accuracy of management’s assertion as to whether the AUM Milestone had been achieved at any time during the period following the year with respect to the most recently delivered Annual AUM Report until and including the three year anniversary of the Effective Time.  The Company shall cause the Independent Accountant to disclose in writing to the Trustee no later than ninety (90) days after the three year anniversary of the Effective Time whether management has determined that the AUM Milestone had been achieved at any time during the period covered by such report and that it has verified the accuracy of management’s assertion as to whether the AUM Milestone has been achieved at any time during the applicable period or concluded that such assertion is incorrect (such disclosure, the “Final AUM Report”).  The Independent Accountant shall provide the Company with a copy of all disclosures made to the Trustee.  Following receipt of any such disclosures, the Company shall file such disclosures with the Trustee, and shall promptly mail a copy of any such Annual AUM Report or Final AUM Report, as applicable, to all Holders.

(b)                 If the AUM Milestone Payment should have been paid but was not paid when due, the Company shall pay each Holder of a CVR the AUM Milestone Payment plus interest thereon at the Shortfall Interest Rate from the date the AUM Milestone Payment Date should have occurred (if the Company had given notice of achievement of such AUM Milestone pursuant Section 5.4(a)(v) of this CVR Agreement) to the date of actual payment (such amount including interest being the “CVR Shortfall”).  The Company shall pay the CVR Shortfall to the CVR Holders of record as of a date that is three (3) Business Days prior to the AUM Milestone Payment Date selected by the Company, which such date must be within twenty (20) Business Days after the date that the Annual AUM Report or Final AUM Report, as applicable, showing that the AUM Milestone had been achieved at any time during the period covered thereby was delivered to the Holders.

(c)                  No CVR Holder shall have any right to inspect the books and records of the Company or its Affiliates by virtue of such CVR Holder’s interest in a CVR or under this CVR Agreement, except (i) indirectly as provided in Section 7.6(a) above or as may be required by applicable law or (ii) solely with respect to the Security Register, for the purposes of seeking to obtain any Act of the Holders hereunder.

SECTION 7.7        Restrictive Covenants.  So long as any of the Securities remain Outstanding, subject to Article 9, the Company shall not voluntarily liquidate, dissolve or wind-up.

SECTION 7.8        Milestone.  The Company shall use, and shall cause its Subsidiaries (including the WPS Group) to use, Diligent Efforts to achieve the AUM Milestone.  Without limitation of the foregoing, the Company shall, and shall cause its Subsidiaries to, cause the WPS Group to (i) be operated as a distinct investment team and (ii) use commercially reasonable efforts to operate in compliance with Law in all material respects.  The Company shall use Diligent Efforts to maintain a running calculation of Assets Under Management such that it can promptly determine whether the AUM Milestone has been met.  In furtherance of the foregoing, the Company agrees to operate the business of WPS following the Merger in accordance with the following requirements (the obligations set forth in subsections (a)-(d) below, the “Specified Conduct”):

(a)            The Company agrees that neither it nor any of its Subsidiaries shall offer any investment product with substantially the same investment strategy as the investment strategy of WPS immediately prior to the Merger in the same geographic markets as such comparable WPS investment product is marketed (a “Competing Product”), unless the WPS Group does not otherwise have sufficient investment capacity to offer such Competing Product; provided, however, that the foregoing shall not (x) prevent the Company or any of its Affiliates from acquiring any other Person or business that manages or distributes any Competing Products as part of an acquisition where the Competing Products were not the primary focus of the acquisition, or from operating the business of such Person thereafter in a manner materially consistent with the past practice of such acquired business or (y) apply in respect of any third party (together with its pre-acquisition Subsidiaries) that manages or distributes Competing Products that acquires the Company or any of its Affiliates (whether through a merger, consolidation, tender or exchange offer, sale of all or substantially all assets or otherwise).

(b)            The Company shall provide or cause to be provided to the investment professionals comprising the WPS Group, with marketing and distribution support that, in the aggregate, is no less favorable to the WPS Group than is generally made available to similarly situated financial products and services of the Company or its Subsidiaries (other than WPS Group), as applicable;

(c)            The Company shall not, directly or indirectly, materially amend, change, revise or alter the WPS Group’s investment strategy as was in effect immediately prior to the Effective Time without the prior written consent of the lead investment managers of the WPS Group, which consent shall not be unreasonably withheld, conditioned or delayed; and

(d)            The Company and its Subsidiaries shall devote such financial and other resources for product development by the WPS Group as are devoted to similarly situated Subsidiaries and investment teams of the Company and its Subsidiaries.

SECTION 7.9        Notice of Breach.  The Company shall file with the Trustee written notice of the occurrence of any Breach or other breach under this CVR Agreement within five (5) Business Days of its becoming aware of any such Breach or other breach.

SECTION 7.10     Non-Use of Name.  Neither the Trustee nor the Holders (solely in their capacities as such) shall use the name, trademark, trade name or logo of the Company, its Affiliates, or their respective employees in any publicity or news release relating to this CVR Agreement or its subject matter, without the prior express written permission of the Company, other than (in the case of the name of the Company, its Affiliates, or their respective employees only) with respect to a dispute pursuant to this CVR Agreement between any of the Holders, the Trustee, the Company or its Affiliates.

SECTION 7.11     Mid-Month Measurement.  If, at any calendar month-end prior to the Termination Date, Assets Under Management exceeds $4,500,000,000 (such day, a “Month-End Triggering Date”), the Company shall, within five (5) Business Days, indicate such fact in a Current Report on Form 8-K filed by the Company with the Commission.  Upon the occurrence of any Month-End Triggering Date, the Holders shall then have the right, upon the Act of the Holders of not less than twenty-five percent (25%) of the Outstanding Securities, and upon fifteen (15) days’ notice to the Company, to require the Company to determine the amount of Assets Under Management as of the close of business on the fifteenth (15th) day of any calendar month after the Month-End Triggering Date (any such day, a “Mid-Month Measuring Date”); provided, however, that the Holders may only exercise such right up to six (6) times in any calendar year.

ARTICLE 8

REMEDIES OF THE TRUSTEE AND HOLDERS IN THE EVENT OF BREACH

SECTION 8.1        Breach Defined; Waiver of Breach.  “Breach” with respect to the Securities, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Breach and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)            failure to pay all or any part of the AUM Milestone Payment after a period of three (3) Business Days after such AUM Milestone Payment shall become due and payable on the AUM Milestone Payment Date or otherwise; or

(b)            material breach in the performance, or breach in any material respect, of any covenant or warranty of the Company in respect of the Securities (other than a covenant or warranty in respect of the Securities, a breach in whose performance or other breach is elsewhere in this Section 8.1 specifically dealt with), and continuance of such breach for a period of ninety (90) days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Acting Holders, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a “Notice of Breach” hereunder; or

(c)            a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of ninety (90) consecutive days; or

(d)            the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

Except where authorization and/or appearance of each of the Holders is required by applicable Law, if a Breach described above occurs and is continuing, then either the Trustee by notice in writing to the Company, or the Trustee upon the written request of the Acting Holders by notice in writing to the Company and to the Trustee, shall bring suit to protect the rights of the Holders, including to obtain payment for any amounts then due and payable, which amounts shall bear interest at the Breach Interest Rate from the date such amounts were due and payable until payment is made to the Trustee.

The foregoing provisions, however, are subject to the condition that if, at any time after the Trustee shall have begun such suit, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all amounts which shall have become due and payable (with interest upon such overdue amount at the Breach Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its external agents and counsel, and all other reasonable expenses of the Trustee, and if any and all Breaches under this CVR Agreement shall have been cured, waived or otherwise remedied as provided herein, then and in every such case Holders of at least a majority of the Outstanding CVRs, by Act of said Holders delivered to the Company and the Trustee, may waive all breaches with respect to the Securities, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent breach or shall impair any right consequent thereof.

SECTION 8.2        Collection by the Trustee; the Trustee May Prove Payment Obligations.  The Company covenants that in the case of any failure to pay all or any part of the Securities when the same shall have become due and payable, then upon demand of the Trustee, the Company shall pay to the Trustee for the benefit of the Holders of the Securities the whole amount that then shall have become due and payable on all Securities (with interest from the date due and payable to the date of such payment upon the overdue amount at the Breach Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee and the reasonable fees and expenses of its agents and counsel, except as a result of its negligence, bad faith or willful misconduct.

The Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy.

In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such Securities and collect in the manner provided by Law out of the property of the Company or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

In any judicial proceedings relative to the Company or other obligor upon the Securities, irrespective of whether any amount is then due and payable with respect to the Securities, the Trustee is authorized:

(a)            to file and prove a claim or claims for the whole amount owing and unpaid in respect of the Securities, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence, bad faith or willful misconduct) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the Securities, or to their respective property;

(b)            unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings; and

(c)            to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Holders, to pay to the Trustee such amounts as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee and the reasonable fees and expenses of its agents and counsel, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee pursuant to Section 4.7.  To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or safeguard arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, safeguard arrangement, adjustment or composition affecting the Securities, or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

All rights of action and of asserting claims under this CVR Agreement, or under any of the Securities, may be enforced by the Trustee without the possession of any of the Securities or the production thereof and any trial or other proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this CVR Agreement to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings (unless required by applicable Law).

SECTION 8.3        Application of Proceeds.  Any monies collected by the Trustee pursuant to this Article 8 in respect of any Securities shall be applied in the following order at the date or dates fixed by the Trustee upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment in exchange for the presented Securities if only partially paid or upon surrender thereof if fully paid:

FIRST:  To the payment of reasonable costs and expenses in respect of which monies have been collected, including to cover the reasonable costs and expenses of collection, including reasonable compensation to the Trustee and the reasonable fees and expenses of its agents and counsel, except as a result of its negligence, bad faith or willful misconduct, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 4.7;

SECOND:  To the payment of the whole amount then owing and unpaid upon all the Securities, with interest at the Breach Interest Rate on all such amounts, and in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities, then to the payment of such amounts without preference or priority of any security over any other Security, ratably to the aggregate of such amounts due and payable; and

THIRD:  To the payment of the remainder, if any, to the Company.

SECTION 8.4        Suits for Enforcement.  In case a Breach has occurred, has not been waived and is continuing, the Trustee may in its discretion, and upon the Act of the Holders of not less than twenty-five percent (25%) of the Outstanding Securities and together with an offer to the Trustee of reasonable indemnity against the costs, expenses and liabilities to be incurred therein or thereby shall, proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights (unless authorization and/or appearance of each of the Holders is required by applicable Law), either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to enforce any other legal or equitable right vested in the Trustee by this CVR Agreement or by Law.

SECTION 8.5        Restoration of Rights on Abandonment of Proceedings.  In case the Trustee or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee or to such Holder, then and in every such case the Company and the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

SECTION 8.6        Limitations on Suits by Holders.  Subject to the right of the Acting Holders under Section 7.6 and the rights of the Holders under Section 8.7, no Holder of any Security shall have any right by virtue or by availing of any provision of this CVR Agreement to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of breach and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than twenty-five percent (25%) of the Outstanding Securities shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for fifteen (15) days after its receipt of such notice and request shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security with every other taker and Holder and the Trustee, that no one or more Holders of Securities shall have any right in any manner whatever by virtue or by availing of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities.  For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Trustee shall be entitled to such relief as can be given either at Law or in equity.

SECTION 8.7        Unconditional Right of Holders to Institute Certain Suits.  Notwithstanding any other provision in this CVR Agreement and any provision of any Security, the right of any Holder of any Security to receive payment of the amounts payable in respect of such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 8.8        Powers and Remedies Cumulative; Delay or Omission Not Waiver of Breach.

(a)                  Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

(b)                 No delay or omission of the Trustee or of any Holder to exercise any right or power accruing upon any Breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Breach or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

SECTION 8.9        Control by Holders.

(a)                 The Holders of at least a majority of the Outstanding CVRs shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any power conferred on the Trustee with respect to the Securities by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided, further, that (subject to the provisions of Section 4.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities not joining in the giving of said direction.

(b)            Nothing in this CVR Agreement shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders.

SECTION 8.10     Waiver of Past Breaches.

(a)                In the case of a breach or a Breach specified in clause (b), (c) or (d) of Section 8.1, the Holders of at least a majority of the Outstanding CVRs may waive any such Breach, and its consequences except a breach in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected.  In the case of any such waiver, the Company, the Trustee and the Holders of the Securities shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon.

(b)                 Upon any such waiver, such breach shall cease to exist and be deemed to have been cured and not to have occurred, and any Breach arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other Breach or other breach of any kind or impair any right consequent thereon.

SECTION 8.11     Trustee to Give Notice of Breach, But May Withhold in Certain Circumstances.  The Trustee shall transmit to the Holders, as the names and addresses of such Holders appear on the Security Register (as provided under Section 313(c) of the Trust Indenture Act, if applicable), notice by mail of all breaches which have occurred and are known to the Trustee, such notice to be transmitted within ninety (90) days after the occurrence thereof, unless such breaches shall have been cured before the giving of such notice (the term “breach” for the purposes of this Section 8.11 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, a Breach); provided, that, except in the case of a failure to pay the amounts payable in respect of any of the Securities, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

SECTION 8.12     Right of Court to Require Filing of Undertaking to Pay Costs.  All Parties to this CVR Agreement agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Trustee for any action taken, suffered or omitted by it as the Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.12 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Securities Outstanding or to any suit instituted by any Holder for the enforcement of the payment of any Security on or after the due date expressed in such Security.

ARTICLE 9

CONSOLIDATION, MERGER, SALE OR CONVEYANCE

SECTION 9.1        Company May Consolidate, etc., on Certain Terms.  The Company covenants that it shall not merge or consolidate with or into any other Person (other than a wholly-owned subsidiary of the Company), or sell or convey all or substantially all of its assets to any Person, unless (a) the Company shall be the continuing Person, or the successor Person or the Person which acquires by sale or conveyance all or substantially all the assets of the Company (or its ultimate parent company) shall expressly assume by an instrument supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this CVR Agreement to be performed or observed by the Company and (b) the Company, or such successor Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in breach in the performance of any such covenant or condition.

SECTION 9.2        Successor Person Substituted.

(a)                 In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein.  Such successor Person may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this CVR Agreement prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All of the Securities so issued shall in all respects have the same legal rank and benefit under this CVR Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this CVR Agreement as though all of such Securities had been issued at the date of the execution hereof.

(b)                 In case of any such consolidation, merger, sale or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.  The successor entity to such consolidation, merger, sale or conveyance may satisfy the obligations of Section 5.4(a)(i) and (ii) of this CVR Agreement by providing copies of such successor entity’s Exchange Act Documents in the case of Section 5.4(a)(i) or such successor entity’s financial information in the case of Section 5.4(a)(ii).

(c)                 In the event of any such sale, transfer or conveyance (other than a conveyance by way of lease) the Company or any Person which shall theretofore have become such in the manner described in this Article 9 shall be discharged from all obligations and covenants under this CVR Agreement and the Securities and may be liquidated and dissolved.

SECTION 9.3        Opinion of Counsel to Trustee.  The Trustee, subject to the provisions of Sections 4.1 and 4.2, shall receive an Officer’s Certificate and Opinion of Counsel, prepared in accordance with Sections 1.2 and 1.3, as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this CVR Agreement, and if a supplemental agreement is required in connection with such transaction, such supplemental agreement complies with this Article 9 and that there has been compliance with all conditions precedent herein provided for or relating to such transaction.

SECTION 9.4        Successors.  All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Trustee or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not.  The Company may assign this CVR Agreement without the prior written consent of the other Parties to this CVR Agreement to one or more of its direct or indirect Subsidiaries; provided, however, that in the event of any such assignment the Company shall remain subject to its obligations and covenants hereunder.

IN WITNESS WHEREOF, the Parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written.

ALLIANCEBERNSTEIN L.P.

By:	/s/ Laurence E. Cranch
Name: Laurence E. Cranch
Title: General Counsel

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as the Trustee

By:	/s/ Michael A. Nespoli
Name: Michael A. Nespoli
Title: Executive Director

ANNEX A

ALLIANCEBERNSTEIN L.P.

No.	Certificate for	Contingent Value Rights

This certifies that                                        , or registered assigns (the “Holder”), is the registered holder of the number of Contingent Value Rights (“CVRs” or “Securities”) set forth above.  Each CVR entitles the Holder, subject to the provisions contained herein and in the CVR Agreement referred to on the reverse hereof, to payments from AllianceBernstein L.P., a Delaware limited partnership (the “Company”), in the amounts and in the forms determined pursuant to the provisions set forth on the reverse hereof and as more fully described in the CVR Agreement referred to on the reverse hereof.  Such payments shall be made on the AUM Milestone Payment Date, as defined in the CVR Agreement referred to on the reverse hereof.

Payment of any amounts pursuant to this CVR Certificate shall be made only to the registered Holder (as defined in the CVR Agreement) of this CVR Certificate.  Such payment shall be made in the Borough of Manhattan, The City of New York, or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by wire transfer or check payable in such money.  American Stock Transfer & Trust Company, LLC has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

Reference is hereby made to the further provisions of this CVR Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this CVR Certificate shall not be entitled to any benefit under the CVR Agreement, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ALLIANCEBERNSTEIN L.P.

By:
Name:
Title:

Dated:
Attest:
Authorized Signature

[Form of Reverse of CVR Certificate]

1.                    This CVR Certificate is issued under and in accordance with the Contingent Value Rights Agreement, dated as of December 12, 2013 (the “CVR Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability trust company, as trustee (the “Trustee,” which term includes any successor Trustee under the CVR Agreement), and is subject to the terms and provisions contained in the CVR Agreement, to all of which terms and provisions the Holder of this CVR Certificate consents by acceptance hereof.  The CVR Agreement is hereby incorporated herein by reference and made a part hereof.  Reference is hereby made to the CVR Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the CVRs.  All capitalized terms used in this CVR Certificate without definition shall have the respective meanings ascribed to them in the CVR Agreement.  Copies of the CVR Agreement can be obtained by contacting the Trustee.

2.                    In the event of any conflict between this CVR Certificate and the CVR Agreement, the CVR Agreement shall govern and prevail.

3.                    Subject to the terms and conditions of the CVR Agreement, on the AUM Milestone Payment Date, the Company shall pay to the Trustee or the Paying Agent, for the benefit of the Holder hereof as of the record date, for each CVR represented hereby, the AUM Milestone Payment.

4.                   The AUM Milestone Payment, if any, and interest thereon, if any, shall be payable by the Company in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts; provided, however, the Company may pay such amounts by its check or wire transfer payable in such money.  American Stock Transfer & Trust Company, LLC has been initially appointed as Paying Agent at its office or agency in the Borough of Manhattan, The City of New York.

5.                     If a Breach occurs and is continuing, either the Trustee or the Acting Holders, by notice to the Company and to the Trustee, may bring suit in accordance with the terms and conditions of the CVR Agreement to protect the rights of the Holders, including to obtain payment of all amounts then due and payable.

6.                    No reference herein to the CVR Agreement and no provision of this CVR Certificate or of the CVR Agreement shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay any amounts determined pursuant to the terms hereof and of the CVR Agreement at the times, place and amount, and in the manner, herein prescribed.

7.                    As provided in the CVR Agreement and subject to certain limitations therein set forth, the transfer of the CVRs represented by this CVR Certificate is registrable on the Security Register, upon surrender of this CVR Certificate for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new CVR Certificates, for the same amount of CVRs, shall be issued to the designated transferee or transferees.  The Company hereby initially designates the office of American Stock Transfer & Trust Company, LLC at 6201 15th Avenue, Brooklyn, New York 11219 as the office for registration of transfer of this CVR Certificate.

8.                    As provided in the CVR Agreement and subject to certain limitations therein set forth, this CVR Certificate is exchangeable for one or more CVR Certificates representing the same number of CVRs as represented by this CVR Certificate as requested by the Holder surrendering the same.

9.                    No service charge shall be made for any registration of transfer or exchange of CVRs, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar tax or other similar governmental charge payable in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 3.6 or 6.6 of the CVR Agreement not involving any transfer.

10.                 Prior to the time of due presentment of this CVR Certificate for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this CVR Certificate is registered as the owner hereof for all purposes, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

11.                 Neither the Company nor the Trustee has any duty or obligation to the Holder of this CVR Certificate, except as expressly set forth herein or in the CVR Agreement.

12.                 As provided in the CVR Agreement and subject to certain limitations therein set forth, the rights of the Holder of this CVR Certificate shall terminate on the Termination Date.

13.                 THIS CVR CERTIFICATE AND THE CVR AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR CERTIFICATE AND THE CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR CERTIFICATE AND THE CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR CERTIFICATE AND THE CVR AGREEMENT OR AS AN INDUCEMENT TO ACCEPT THIS CVR CERTIFICATE) OR THE SECURITIES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.  EACH OF THE COMPANY, THE TRUSTEE AND EACH OF THE HOLDERS BY THEIR ACCEPTANCE OF THE SECURITIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS CVR CERTIFICATE AND THE CVR AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS CVR CERTIFICATE AND THE CVR AGREEMENT (INCLUDING ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO ANY REPRESENTATION OR WARRANTY MADE IN OR IN CONNECTION WITH THIS CVR CERTIFICATE AND THE CVR AGREEMENT OR AS AN INDUCEMENT TO ACCEPT THIS CVR CERTIFICATE), OR THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the CVR Certificates referred to in the within-mentioned CVR Agreement.

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as the Trustee

By:
Authorized Signatory

Dated: